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                                 EXHIBIT 12(a)

                        THE CHASE MANHATTAN CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                                                    Six Months Ended
                                                                                                       June 30, 2000
                                                                                                    -----------------
EXCLUDING INTEREST ON DEPOSITS

Income before income taxes                                                                                $    3,770
                                                                                                          ----------

Fixed charges:
      Interest expense                                                                                         3,096
      One-third of rents, net of income from subleases (a)                                                        78
                                                                                                          ----------
Total fixed charges                                                                                            3,174
                                                                                                          ----------

Less:  Equity in undistributed income of affiliates                                                              (36)
                                                                                                          -----------

Earnings before taxes and fixed charges, excluding capitalized interest                                   $    6,908
                                                                                                          ==========

Fixed charges, as above                                                                                   $    3,174
                                                                                                          ==========

Ratio of earnings to fixed charges                                                                              2.18
                                                                                                          ==========

INCLUDING INTEREST ON DEPOSITS

Fixed charges, as above                                                                                   $    3,174

Add:  Interest on deposits                                                                                     4,051
                                                                                                          ----------

Total fixed charges and interest on deposits                                                              $    7,225
                                                                                                          ==========

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                                               $    6,908

Add:  Interest on deposits                                                                                     4,051
                                                                                                          ----------

Total earnings before taxes, fixed charges and interest on deposits                                       $   10,959
                                                                                                          ==========


Ratio of earnings to fixed charges                                                                             1.52
                                                                                                          =========

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


(a)   The proportion deemed representative of the interest factor.



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